Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Tel: 650.421.8100
Fax: 650.421-8135
www.codexis.com

Exhibit 10.27

August 20, 2009

Mark Ho
[ADDRESS]

Dear Mark:

On behalf of Codexis, I am pleased to extend to you this offer of employment as
Director of Technical Accounting & Reporting, this position will report to Brian Dowd. Your position is a full-time position.

Your employment is subject to proof of your legal right to work in the United States, and to your completing the United States Citizenship and Immigration Service Employment Eligibility Verification Form I-9. Your employment is also subject to successful verification of your professional and character references.

Compensation

If you accept this offer and you begin employment with Codexis, you will receive an initial salary of $165,000.00 per year, payable semi-monthly.

You will also be eligible to participate in the Codexis Employee Incentive Compensation Plan. Your incentive plan target will be 20% of your base salary.  If Codexis meets all of its corporate goals for 2009, and you also perform well against your individual and group goals, to be established with your supervisor, you can expect to receive an incentive plan payment at or near this target after our Board’s approval of our 2009 year-end financial statements.  Naturally, based on the Company’s performance and your individual and group’s goal performance, your actual bonus may be more or less than this target. Any incentive plan payment you receive under this plan will be prorated based on your service during 2009 as a percentage of the full year; and no bonus will be paid unless you are an employee of the Company on the date the bonus is paid.  Please also note that this Plan does not constitute a contract of employment or alter the “at will” status of your employment.

You will also receive a sign-on bonus of $8,000.00, which will be paid out in your first pay check. If you choose to resign employment within a year, you will be required to repay this sign-on bonus, as follows:

a)	within three months of your date of hire: 100%

b)	between three and twelve months: prorated monthly.

Stock Options

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Tel: 650.421.8100
Fax: 650.421-8135
www.codexis.com

Subject to approval by the Codexis Board of Directors, you will be granted an option to purchase 15,000 shares of stock at an exercise price equal to the fair market value of the shares on the date the option is granted. The shares subject to the Option will vest one fourth or 25% on the first anniversary of your employment start date and thereafter will vest as to 1/48 of the shares subject to the Option per month for the following 36 months until the option is 100% vested. Your stock options will be subject to the terms of the Codexis Inc. 2002 Stock Plan and will be conditioned on your acceptance of an appropriate stock option agreement.

Employee Benefits

As a full time employee, you will be eligible for the Codexis employee benefit plans, including medical, dental, vision, long and short-term disability plans, life insurance, a 401(k) savings plan, and our flexible time off plan that allows full time employees to accrue 20 days of flexible time off each year of employment.

Other Terms and Conditions of Employment

All employment with Codexis is at will. “Employment at will” means that you are free to resign from your employment at any time, for any reason or no reason at all, with or without cause and with or without notice. Similarly, Codexis may terminate your employment at any time for any legal reason, with or without cause and with or without notice. By accepting this offer of employment, you agree that your employment is at will, and acknowledge that no one, other than the President of Codexis or the Chairman of the Board of Directors of Codexis, has the authority to promise you, either orally or in writing, anything to the contrary. Any such agreement must be in writing and signed by both you and such individual to be effective.

Employment with any other entity or for yourself in competition with Codexis, or subsidiary of Codexis is not permitted. If you want to take an outside job, you should discuss the outside opportunity with your manager and the Human Resources Department in advance so that we can determine if any actual or potential conflict of interest exists.

During the course of your employment, you may create, develop or have access to confidential information belonging to Codexis, including trade secrets and proprietary information, such as technical and scientific research and/or protocols, customer and supplier information, business plans, marketing plans, unpublished financial information, designs, drawings, innovations, inventions, discoveries, specifications, software, source codes, and personnel information. You agree that as a condition of your employment with Codexis, you will sign and comply with the Codexis Confidential Information, Secrecy and Invention Agreement.

Arbitration of Disputes

You agree that, except as described below, any dispute relating to your employment or the termination of your employment with Codexis shall be finally settled by binding arbitration in Palo Alto, California before a neutral arbitrator of the American Arbitration Association (“AAA”)

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Tel: 650.421.8100
Fax: 650.421-8135
www.codexis.com

under its National Rules for the Resolution of Employment Disputes. Claims subject to arbitration shall include, but shall not be limited to, claims under Title VII of the Civil Rights Act of 1964 (as amended) and other civil rights statutes of the United States, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, the California Labor Code, and any other federal, state or local statute or regulation, and the common law of contract and tort. However, this agreement to arbitrate shall not apply to claims (a) for workers’ compensation, (b) for unemployment compensation or (c) injunctive relief arising out of or related to misappropriation of trade secrets or misuse or improper disclosure of confidential information, unfair competition or breach of any non-competition or non-solicitation agreement between you and Codexis.

You understand that by this agreement, you and Codexis are waiving your respective rights to trial by jury, and that judgment upon any arbitration award may be entered in any court having jurisdiction of the matter. Any controversy or claim subject to arbitration shall be waived and forever barred if arbitration is not initiated within one year after the date the controversy or claim first arose, or if statutory rights are involved, within the time limit established by the applicable statute of limitations.

With regard to statutory claims, you and Codexis will have the same remedies available in arbitration as those available had the claim been filed in a court of law, including, where authorized by statute, compensatory and punitive damages, injunctive relief and attorneys’ fees. Although Codexis will pay all costs of the AAA and the arbitrator, you agree to pay all costs you would otherwise be required to pay were your claims litigated in a court of law, such as costs of your attorney, deposition transcripts and expert witness fees and expenses.

The terms described in this letter replace all prior agreements, understandings, and promises between Codexis and you concerning the terms and conditions of your employment with Codexis.

Mark, we hope that your association with Codexis will be mutually successful and rewarding, and we look forward to welcoming you aboard. Please indicate your acceptance of this offer by signing this letter below and returning the letter to Human Resources by 8/21/2009. A copy of the letter is enclosed for your records.
Sincerely,

Codexis, Inc.

By: /s/Andy Danforth
Andy Danforth
Vice President, Human Resources

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Tel: 650.421.8100
Fax: 650.421-8135
www.codexis.com

I understand and agree to the foregoing terms and conditions of employment with Codexis.

/s/Mark Ho

8/20/2009    No later than 9/14/2009
Date          / Start Date